Exhibit 21.1
Subsidiaries of Cumulus Media, Inc.

2-L Corporation	Louisiana
Atlanta Radio, LLC	Delaware
Broadcast Software International	Nevada
Catalyst Media, Inc.	Delaware
Chicago FM Radio Assets, LLC	Delaware
Chicago Radio Assets, LLC	Delaware
CMI Receivables Funding LLC	Delaware
CMP Houston-KC, LLC	Delaware
CMP KC Corp.	Delaware
CMP Susquehanna Corp.	Delaware
CMP Susquehanna Radio Holdings Corp.	Delaware
Consolidated IP Company LLC	Delaware
Cumulus Broadcasting LLC	Nevada
Cumulus Entertainment LLC	Delaware
Cumulus Intermediate Holdings Inc.	Delaware
Cumulus Licensing LLC	Nevada
Cumulus Media Holdings Inc	Delaware
Cumulus Network Holdings Inc.	Delaware
Cumulus Radio Corporation DC	Nevada
Deer Point Tower Venture, LLC	Delaware
Detroit Radio, LLC	Delaware
Dial Communications Global Media, LLC	Delaware
Incentrev-Radio Half Off, LLC	Delaware
222 JV Clear Channel	Delaware
KLIF Broadcasting, Inc.	Nevada
KLIF Lico, Inc.	Nevada
KLOS-FM Radio Assets, LLC	Delaware
KPLX Lico, Inc.	Nevada
LA Radio, LLC	Delaware
Minneapolis Radio Assets, LLC	Delaware
NASH Country, LLC	Delaware
Nashville Radio Tower Joint Venture	Delaware
NY Radio Assets, LLC	Delaware
POP Radio, LP	Delaware
Radio Assets, LLC	Delaware
Radio License Holdings LLC	Delaware
Radio License Holding CBC, LLC	Delaware
Radio License Holding SRC LLC	Delaware
Radio Metroplex, Inc.	Nevada
Radio Networks, LLC	Delaware
San Francisco Radio Assets, LLC	Delaware
Shoreview FM Group	Delaware
Susquehanna Media Corp.	Delaware
Susquehanna Pfaltzgraff Co.	Delaware
Susquehanna Radio Corp.	Pennsylvania
Sweetjack, LLC	Delaware
WBAP-KSCS Assets, LLC	Delaware

Westwood One, Inc.	Delaware
Westwood One Radio Networks, Inc	California
WPLJ Radio, LLC	Delaware